UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2008

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This form 8-K/A is being filed to amend and restate in its entirety our Form 8-K filed on November 13, 2008 (the “Initial 8-K”) to correct the amount borrowed on November 12, 2008 that was erroneously stated in the first paragraph of Item 1.01 of the Initial 8-K.

Item 1.01.	Entry into a Material Definitive Agreement

Loan, Guaranty and Security Agreement

On November 7, 2008, Silverstar Holdings, Ltd., a company organized under the laws of Bermuda (the “Company”), entered into a Loan, Guaranty and Security Agreement (the “Loan Agreement”) with Empire Interactive Europe Limited, a company organized under the laws of England (“Empire Europe” or the “Borrower”), Empire Interactive, Inc., a corporation incorporated under the laws of Maryland (“Empire US”), Empire Interactive Plc, a company organized under the laws of England (“Empire UK”), Empire Interactive Holdings Limited, a company organized under the laws of England (“Empire Holdings” and together with the Company, Empire US, and Empire UK, the “Guarantors”), and Full Circle Partners, LP, a Delaware limited partnership (“Full Circle” or a “Lender”). The Lender will also act as agent for the Lenders (in such capacity, the “Agent”). The Borrower, Empire US, Empire UK, and Empire Holdings are subsidiaries of the Company. Pursuant to the Loan Agreement, upon the Borrower’s request, each Lender, in its sole discretion, may lend funds to the Borrower (the “Loans”), provided that the aggregate amount of such Loans does not exceed the lesser of the “Commitment,” set at $2,100,000, or the “Maximum Amount” (as defined in the Loan Agreement), calculated at the time a Loan is requested. Loans are not revolving, in that Loans that are repaid may not be re-borrowed. The balance of any Loans outstanding is due and payable on April 7, 2009 (the “Maturity Date”). On November 12, 2008, the Borrower borrowed $1.427 million from the Lender.

The Loans accrue interest at a rate calculated based on the sum of (1) the greater of (a) the Prime Rate (as defined in the Loan Agreement) and (2) one month LIBOR (as defined in the Loan Agreement), which at no time will be less than 4.5% per annum and (2) 10.5%. The rate of interest may be adjusted (the “Adjusted Rate of Interest”) by the Agent pursuant to a “Market Disruption Event,” which includes circumstances under which adequate and fair means do not exist for ascertaining LIBOR to be used to calculate monthly interest payments or disruptions in the short-term money markets which materially and adversely affect any Lender’s cost of funds such that the interest rate stated in the Loan Agreement does not adequately or fairly reflect such Lender’s cost of making, funding, or maintaining the Loan. If the Borrower is unwilling to accept the Adjusted Rate of Interest, it may prepay all amounts due and terminate the Loan Agreement. Interest is calculated monthly and is payable on the first business day of each month.

The Borrower will make mandatory prepayments of the Loans from the net proceeds of the following: (1) the sale or other liquidation of the Collateral (as defined below), (2) the sale of the equity interests or assets of eJay, a music software label owned by the Borrower; provided that such proceeds may, at the discretion of the Borrower, be used to repay to the existing facility with Barclays Bank PLC (“Barclays”), (3) the sale of existing franchises (e.g., titles such as Flat Out and Big Mutha Truckers), (4) the sale of franchises which currently are, or in the future become, games in the process of development, and (5) royalties and/or license fees related to an arrangement concerning a franchise occurring outside the ordinary course of business (such payments, “Mandatory Prepayments”). In addition, such Mandatory Prepayments will be equal to 104% of the outstanding Loans as of such date of prepayment, or 102% if Ejay is sold prior to the Maturity Date.

Under the Loan Agreement, each of the Borrower and Empire US granted to the Lenders a security interest in all of its respective Accounts (as defined in the Loan Agreement), contractual rights, Inventory (as defined in the Loan Agreement), Goods (as defined in the Loan Agreement), General Intangibles (as defined in the Loan Agreement), Negotiable Collateral (as defined in the Loan Agreement), and other agreements and all rights, title and interests in and to, and payments under, any of the foregoing which comprise a portion of, or relate to, the Receivables Collateral (as defined in the Loan

Agreement) (the “Collateral”) to secure all of the “Obligations” (as defined in the Loan Agreement). One hundred percent (100%) of the proceeds of any of the Collateral must be immediately applied to pay the Obligations. In addition, each Guarantor guaranteed the timely payment in full of all of the Obligations of the Borrower.

The Loan Agreement contains certain events of default that are customarily included in financings of this nature. Generally, if an event of default occurs, all Obligations will become immediately due and payable at a rate equal to 104% of the Obligations, or 102% if Ejay is sold prior to the Maturity Date. In addition, at the option of the Lenders, the rate of interest charged on any unpaid principal balance on the Loans will be increased by 5%.

Pledge Agreement

Pursuant to the Loan Agreement, Empire Holdings entered into a Pledge Agreement dated as of the date of the Loan Agreement, with the Agent, on behalf of the Lenders (the “Pledge Agreement”). Under the Pledge Agreement, Empire Holdings agreed to provide to the Agent, on behalf of the Lenders, a security interest in (1) all of its equity interests in Empire US (which constitutes 100% of the issued and outstanding shares of common stock of Empire US), both currently owned and acquired from time to time prior to the Maturity Date, (2) rights, powers, and remedies under the by-laws and articles of incorporation of Empire US, and (3) all dividends, distributions, cash, instruments, and other property or proceeds received in exchange for the such equity interests (collectively, the “Pledged Collateral”). The Pledged Collateral secures the payment and performance of the Obligations.

Composite Guarantee and Debenture

On November 11, 2008, the Borrower, Empire UK, and Empire Holdings (collectively, the “Charging Companies”), entered into a Composite Guarantee and Debenture (the “Debenture”) with the Full Circle Funding, LP (the “Security Trustee”), pursuant to which the Charging Companies guaranteed to the Lender (1) the timely performance by each of the Company and its subsidiaries under the Debenture, the Loan Agreement, the Deed of Priority (the “Deed of Priority”), dated November 11, 2008, among Barclays, the Security Trustee and the Charging Companies, and any other documents entered into by the Company and its subsidiaries in favor of the Security Trustee for any monies and liabilities the Company and its subsidiaries owes to the Lender (the “Finance Documents”), (2) to pay, upon demand, any amount due in connection with the Finance Documents whenever the Company and its subsidiaries fail to pay such amount, and (3) to indemnify, as a principal debtor and primary obligor, any costs, loss, or liability each “Secured Party” (as defined in the Debenture) incurred as a result of the Company and its subsidiaries failure to make a payment when due pursuant to any Finance Document. Upon the Charging Companies’ failure to make payment under the Debenture, such amounts will accrue interest at the same rate as set forth for an event of default under the Loan Agreement. In addition, the Charging Companies granted a security interest or assigned its rights in certain receivables.  Additionally, Empire UK pledged all of its equity interests in the Borrower and Empire Holdings to the Agent, on behalf of the Lenders.

Validity Agreements

Pursuant to the Loan Agreement, each of Clive Kabatznik, President and Chief Executive Officer of the Company, Karim Farghaly, the Vice President of Sales of Empire US, and Vipul Patel, the Vice President of Sales and Operations of Empire UK (each a “Principal”), entered into Validity Agreements dated as of the date of the Loan Agreement, each, with the Lender (collectively, the “Validity

Agreements”). Under the Validity Agreements, each of the foregoing individuals agreed, for the benefit of the Lender, that in the event of a final, non-appealable judicial determination of the occurrence of (a) fraud committed by the Principal in connection with the Loans and/or Collateral, or (b) an intentional material misrepresentation by the Principal in connection with the Loans and/or Collateral, and (c) in the case of Clive Kabatznik, gross negligence committed by him in connection with the Loans and/or Collateral, the Principal shall unconditionally, without setoff or deduction, indemnify, defend and hold the Lender harmless from any and all loss or damages (including, without limitation, reasonable attorneys’ fees and other expenses and costs) but only to the extent resulting from such fraud or intentional material misrepresentation.

Deed of Priority

The Charging Companies, the Security Trustee and Barclays ended into the Deed of Priority dated November 11, 2008. The Deed of Priority governs the relative priorities (and certain other rights) of the Security Trustee under all fixed and floating charges and other security documents in favor of the Security Trustee, and Barclays under all fixed and floating charges and other security documents in favor of Barclays.

Incorporation by Reference

Incorporated herein by reference are the following: the form of Loan Agreement (Exhibit 10.1), the form of Debenture (Exhibit 10.2), the form of Pledge Agreement (Exhibit 10.3), the form of Validity Agreement with Clive Kabatznik (Exhibit 10.4), the form of Validity Agreement with Karim Farghaly (Exhibit 10.5), the form of Validity Agreement with Vipul Patel (Exhibit 10.6), and the form of Deed of Priority (Exhibit 10.7). The respective descriptions of the form of the Loan Agreement, the form of Debenture, the form of Pledge Agreement, the form of Validity Agreement with Clive Kabatznik, the form of Validity Agreement with Karim Farghaly, the form of Validity Agreement with Vipul Patel, and the form of Deed of Priority contained herein are brief summaries only and are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
10.1	Form of Loan, Guaranty and Security Agreement, dated November 7, 2008, among the Borrower, the Guarantors, and the Agent.*
10.2	Form of Composite Guarantee and Debenture dated November 11, 2008, by and among the Borrower, Empire UK, Empire Holdings, and the Agent.*

10.3	Form of Pledge Agreement dated November 7, 2008 by Empire Holdings in favor of the Agent for the benefit of the Lenders.*
10.4	Form of Validity Agreement dated November 7, 2008 by and among Clive Kabatznik and the Agent.*
10.5	Form of Validity Agreement dated November 7, 2008 by and among Karim Farghaly and the Agent.*
10.6	Form of Validity Agreement dated November 7, 2008 by and among Vipul Patel and the Agent.*
10.7	Form of Deed of Priority dated November 11, 2008 by and among, Barclays, the Lender and the Charging Companies.*

______________________

*Previously filed as an Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2008.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008	SILVERSTAR HOLDINGS, LTD.

	By	/s/ Clive Kabatznik
	Name:	Clive Kabatznik
	Title:	Chief Executive Officer